Exhibit 99.2

China Direct Raises Current Financial Guidance for the Full Year of 2008

Sees 2008 Revenue of $320 Million up from Previous Guidance of $270 Million

Sees 2008 Net Income of $24 Million up from Previous Guidance of $20 Million

DEERFIELD BEACH, Fla., April, 1, 2008/PRNewswire-FirstCall/ -- China Direct, Inc. (AMEX: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, today announced that after initial review of its operating results for the first quarter, its recent acquisitions and internal forecasts for the remainder of the year, management sees operating results substantially ahead of its current guidance. Management now sees revenues for the full year of 2008 reaching $320 million with net income reaching $24 million. This new guidance replaces management’s previous revenue guidance of $270 million and $20 million in net income.

This new guidance for 2008 does not take into consideration any potential acquisitions that the company may be contemplating. Management currently evaluates its outlook on a quarterly basis and will update its 2008 guidance following the first quarter results of 2008.

Commenting on the increase in financial guidance, Dr. James Wang, Chairman and CEO of China Direct stated, “We are extremely pleased with the first quarter performance of our operating divisions in China and see continued positive momentum for the remainder of 2008. With strong cash flow from our operations, in conjunction with the $13 million of capital received from our recent private placement, China Direct’s cash position has been significantly enhanced. This will allow us to further execute on our business model of acquiring companies that can quickly contribute to our overall operations. We are confident that this substantial increase in our cash reserves will help us continue with our growth plans as we move through 2008.”

About China Direct, Inc.

China Direct, Inc. (Amex: CDS ) is a diversified management and advisory services organization headquartered in the U.S. Our management services division acquires a controlling interest in entities operating in China. Our ownership control enables China Direct to provide management advice, as well as financing to Chinese entities. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. Our advisory services division provides comprehensive advisory and consulting services to Chinese entities seeking to access the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.chinadirectinc.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

HC International, Inc.

Alan Sheinwald, Partner

Tel: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.

Richard Galterio, Executive Vice President

Tel: 1-877-China-57

Email: Richard@cdii.net